Exhibit 14.2

                       INDEPENDENT AUDITOR'S CONSENT



We consent to the incorporation by reference in the Registration Statement on Form N-14 ("Registration Statement") of Federated Fund for U.S. Government Securities, Inc., of our report dated January 19, 1996, appearing in the Annual Report of U.S. Government Securities Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended December 31, 1995, and to the incorporation by reference of such report in the Prospectus and Statement of Additional Information of U.S. Government Securities Income Portfolio, a portfolio of William Penn Interest Income Fund, dated March 15, 1996, and the incorporation by reference in the Registration Statement of Federated Fund for U.S. Government Securities, Inc. of our report dated January 22, 1997, appearing in the Annual Report of U.S. Government Securities Income Portfolio, a portfolio of William Penn Interest Income Fund, for the year ended
December 31, 1996.



By:/s/ ERNST & YOUNG LLP
   Ernst & Young LLP

Reading, PA
March 19, 1997